EXHIBIT 99.2

                            INVESTOR RIGHTS AGREEMENT


         THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this 27th day of February, 1998 by and between NEWPORT ACQUISITION COMPANY NO. 2, LLC., a Delaware limited liability company ("Newport") and CENTURA SOFTWARE CORPORATION, a California corporation (the "Company").

         RECITALS:

         A. THE HOLDER. Newport is a limited liability company duly organized and in good standing under the laws of the State of Delaware with its principal executive offices located in Newport Beach, California.

         B. THE COMPANY. The Company is an existing corporation, formed under the laws of the State of California, with its principal executive offices located in Redwood Shores, California.

         C. CORPORATE APPROVALS. Each of the parties to this Agreement has obtained all necessary corporate and member approvals for the execution and delivery of this Agreement.

         D. ARM'S-LENGTH RELATIONSHIP. The parties to this Agreement intend to conduct their relationships hereunder on an arm's-length basis.

         E. PRIVATE PLACEMENT EXCHANGE. The Company intends to complete the issuance to Newport of 11,415,094 shares of the Company's Common Stock, $.01 par value per share (the "Common Shares"), in exchange for all of Newport's right, title and interest in that certain Floating Rate Convertible Subordinated Note Due 1998 of the Company, including all principal indebtedness and accrued interest indebtedness thereunder (the "Note") pursuant to an exchange offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Private Placement"). Newport acquired the Note from Computer Associates International, Inc. ("CA") pursuant to that certain Note Purchase and Sale Agreement dated the date hereof by and among Newport, CA and the Company.

         F. INVESTOR RIGHTS. In conjunction with the Private Placement, the Holder and the Company desire to enter into this Agreement to provide certain registration and other investor rights as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration had and received, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

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         "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person owns five percent (5%) or more of any equity interest in the "controlled" Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or partnership or member interests, by contract, agreement or understanding
(whether oral or written), or otherwise.

         "Common Shares" shall have the meaning set forth in Recital E of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Holders" shall mean Newport, each of the Persons listed on Schedule 1 attached hereto and made a part hereof, any Affiliate of Newport or of any of the Persons listed on Schedule 1 (other than the Company) and any transferee or assignee under Section 10 hereof, and any combination of one or more such Holders.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Other Holders" shall mean Persons (other than Holders) who are holders of record of equity securities of the Company who subsequent to the date hereof acquire more than five percent (5%) of the outstanding shares of Common Stock pursuant to a transaction with the Company and to whom the Company grants registration rights pursuant to a written agreement in connection with such transaction.

         "Person" shall mean any individual, corporation, association, partnership, group (as defined in section 13(d)(3) of the Exchange Act), limited liability company, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Registrable Shares" shall mean the Common Shares and any shares of capital stock issued or issuable with respect to the Common Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise. As to any particular Registrable Share, such Registrable Share shall cease to be a Registrable Share when (w) it shall have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Securities Act; (x) it may be distributed to the public, together with all other Registrable Shares held by the Holder of such share, during any ninety (90) day period pursuant to and in compliance with all applicable requirements of Rule 144 (or any successor provision) under the Securities Act; (y) it shall have been sold or transferred in a private transaction to a Person other than a Designated Transferee (as defined in Section 10 below); or (z) it shall have been sold, transferred or otherwise disposed of in violation of this Agreement.

         "Registration Expenses" shall have the meaning set forth in Section 7.(a) hereof.

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         "SEC" shall mean the Securities and Exchange Commission or any successor agency thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         2. INCIDENTAL REGISTRATIONS.

         (a) RIGHT TO INCLUDE REGISTRABLE SHARES. On or after June 1, 1998 (the "Rights Commencement Date"), each time the Company shall determine to file a registration statement under the Securities Act in connection with a proposed offer and sale for cash of any equity securities (other than an offering of debt securities which are convertible into equity securities) by the Company, the Company will give prompt written notice of its determination to each Holder and of such Holder's rights under this Section 2, at least twenty (20) days prior to the anticipated filing date of such registration statement. Upon the written request of each Holder made within fifteen (15) days after the receipt of any such notice from the Company (which request shall specify the Registrable Shares intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Shares so to be registered; PROVIDED, HOWEVER, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Shares and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Shares requesting to be included in the Company's registration must sell their Registrable Shares to the underwriters on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder of Registrable Shares requesting to be included in such registration may elect, in writing at least five (5) days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 2 shall relieve the Company of its obligations to effect the registration under Section 4 hereof.

         (b) PRIORITY IN INCIDENTAL REGISTRATION. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter(s) in good faith advise(s) the Company in writing that, in its opinion, the number of securities which the Company, the Holders and any other Persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the Company will include in such registration (i) first, the securities the Company proposes to sell for its

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own account; (ii) second, to the extent that the number of securities which the
Company proposes to sell is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of Registrable Shares which the Holders have requested to be included in such registration pursuant to Section 2(a) hereof; PROVIDED, HOWEVER, that the aggregate value of the Registrable Securities to be included in such registration by the Holders may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration; and (iii) third, to the extent that the number of securities which are to be included in such registration pursuant to clauses (i) and (ii) is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities requested to be included in the offering for the account of any Other Holders which, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above. The number of Registrable Shares included in such registration statement shall be allocated pro rata among the Holders based on the number of Registrable Shares held by each Holder.

         3.  HOLDBACK AGREEMENTS.

         (a) If any registration of Registrable Shares shall be in connection with a Qualified Public Offering (defined below), the Holders shall not effect any public sale or distribution (except in connection with such public offering), of any Registrable Securities (other than as part of such underwritten public offering) during the one hundred twenty (120) day period (or such lesser period as the managing underwriter(s) may permit) beginning on the effective date of such registration, if, and to the extent, the managing underwriter(s) of any such offering determine(s) such action is necessary or desirable to effect such offering. A "Qualified Public Offering" is defined herein as a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act or to an employee benefit plan of the Company), at a price per share of at least $2.00 and with aggregate proceeds to the Company and/or any selling shareholders (before deduction for underwriters' discounts and expenses) of at least $7,500,000.

         (b) If any registration of Registrable Shares shall be in connection with a Qualified Public Offering, the Company shall not effect any public sale or distribution (except in connection with such public offering) of any of its equity securities or of any security convertible into or exchangeable or exercisable for any of its equity securities (in each case other than as part of such underwritten public offering) during the one hundred twenty (120) day period (or such lesser period as the managing underwriter(s) may permit) beginning on the effective date of such registration, and the Company shall use its best efforts to cause each member of the management of the Company who holds any equity security and each other holder of five percent (5%) or more of the outstanding shares of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering) to so agree.

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         (c) In the event of any discretionary waiver or termination of the restrictions set forth in the agreements described in Section 3(b) above by the Company or the representatives of the underwriters, the number of shares subject to such waiver shall be allocated among all persons subject to such agreements and to all Holders pro rata based on the number of securities held.

         4.  REGISTRATION.

         (a) MANDATORY REGISTRATION. The Company shall prepare and, no later than 305 days after the date of issuance of the Common Shares (the "Filing Deadline"), file with the SEC a registration statement on Form S-3 covering the resale of all of the Registrable Shares, or such lesser amount of Registrable Shares as the Holders shall in their discretion notify the Company to register. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the further provisions of this Section 4(a). The Company shall use its best efforts to have the registration statement declared effective no later than 365 days after the date of issuance of the Common Shares and in any event shall have the registration declared effective no later than 380 days after the date of issuance of the Common Shares. In the event that Form S-3 is not available for the registration of Registrable Shares hereunder, the Company shall (i) register the sale of the Registrable Shares on another appropriate form and (ii) undertake to register the Registrable Shares on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Shares has been declared effective by the SEC. No securities other than Registrable Shares will be included in any registration statement filed pursuant to this Section 4(a) subject to Section 4(e) below. The Company shall keep a registration statement described in this Section 4(a) hereof effective pursuant to Rule 415 promulgated under the Securities Act at all times until the earlier of (i) the date as of which each of the Holders may sell all of the Registrable Shares held by such Holder without restriction pursuant to Rule 144(k) promulgated under the Securities Act or (ii) the date on which the Holders shall have sold all the Registrable Shares to the public (the"Registration Period"). The registration statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         (b) BLACK-OUT PERIODS. If (i) in the good faith judgment of the Board of Directors of the Company, the disclosure which would be required in connection with the mandatory registration under Section 4(a) above would be seriously detrimental to the Company and the Board of Directors of the Company concludes by a duly adopted resolution that, as a result, it is essential at such time to defer the filing of such registration statement or to suspend the sale of securities thereunder, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed or for securities to be sold thereunder in the near future and that it is, therefore, essential to defer the filing of such registration statement or

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to suspend the sale of securities thereunder, then the Company shall have the right to defer such filing or suspend the sale of securities thereunder for the period during which such disclosure would be seriously detrimental (a "Black-out Period"); PROVIDED, HOWEVER, that (A) the Company shall not have the right to impose any Black-out Periods for ninety (90) days following the effectiveness of the registration statement filed pursuant to Section 4(a) above, (B) no Black-out Period shall extend longer than forty-five (45) consecutive calendar days, (C) no Black-out Period may be imposed within forty-five (45) days following the completion of a prior Black-out Period, and (D) the Company shall not impose Black-out Periods which, in the aggregate, exceed ninety (90) days in any twelve (12) month period. The Holders acknowledge and agree that the Company may impose a legend setting forth the provisions of this Section 4(b) on the Registrable Shares.

         (c) SUBSEQUENT REGISTRATIONS. In the event fewer than all of the Registrable Shares are covered by the registration effectuated pursuant to
Section 4(a) above, then, commencing six (6) months following the effective date of such registration, upon the written request of the Holders of at least fifty percent (50%) of the Registrable Shares not so covered that the Company effect the registration of all or part of such Registrable Shares not so covered, and specifying the amount and the intended method of disposition thereof, the Company will promptly give notice of such requested registration to all other Holders of Registrable Shares not so covered and, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of: (i) the Registrable Shares which the Company has been so requested to register by such requesting Holders; and (ii) all other Registrable Shares which the Company has been requested to register by any other Holder thereof by written request received by the Company within thirty (30) days after the giving of such written notice by the Company; PROVIDED, HOWEVER, that the Company shall not be required to effect more than one (1) registration pursuant to this Section 4(c); PROVIDED, FURTHER, that the Company shall not be obligated to file a registration statement relating to a registration request under this Section 4(c), (x) if the registration request is delivered after delivery of a notice by the Company of an intended registration and prior to the effective date of the registration statement referred to in such notice, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statements to become effective, or (y) within a period of ninety
(90) days after the effective date of any other registration statement of the Company pursuant to which the Holders included Registrable Shares.

         (d) REGISTRATION STATEMENT FORM. If any registration pursuant to this
Section 4 shall be in connection with an underwritten public offering, and if the managing underwriter(s) shall advise the Company in writing that, in its opinion, the use of a form of registration statement other than on Form S-3 is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

         (e) PRIORITY IN REQUESTED REGISTRATIONS. If any registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter(s) in good faith advise(s) the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Shares) exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can

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be sold), then the Company will include in such registration (i) first, one hundred percent (100%) of the Registrable Shares requested to be registered pursuant to Section 4(a) hereof (provided that if the number of Registrable Shares requested to be registered pursuant to Section 4(a) hereof exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Shares to be included in such registration by the Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Shares each such Holder has requested to be included in such registration); (ii) second, to the extent that the number of Registrable Shares requested to be registered pursuant to Section 4(a) hereof is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of shares of equity securities the Company requests to be included in such registration, and (iii) third, to the extent that the number of Registrable Shares requested to be included in such registration pursuant to Section 4(a) hereof and the securities which the Company proposes to sell for its own account are, in the aggregate, less than the number of equity securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities proposed to be sold by any Other Holder which, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above (provided that if the number of such securities of such Other Holder requested to be registered exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities to be included in such registration pursuant to this Section 4(d) shall be allocated pro rata among all such Other Holders on the basis of the relative number of securities each such Other Holder has requested to be included in such registration).

         (f) ADDITIONAL RIGHTS. If the Company at any time grants to any other holders of equity securities of the Company any rights to request the Company to effect the registration of any such shares of equity securities on terms more favorable to such holders than the terms set forth in this Section 4 and in
Section 5 hereof, the terms of this Section 4 and of Section 5 hereof shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits. In no event shall the Company grant to any person any rights to request the Company to effect the registration of any shares of equity securities of the Company on terms which would have the effect of delaying the effectiveness of or reducing the number of shares covered by any registration statements effectuated pursuant to Section 2 and this Section 4.

         5. REGISTRATION PROCEDURES.

         (a) Whenever a Holder has requested that any Registrable Shares be registered pursuant to Section 2(a) or 4(c) or at such time as the Company is obligated to file and maintain the effectiveness of a registration statement with the SEC pursuant to Section 4(a), the Company shall use its best efforts to effect the registration of the Registrable Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

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                  (i) prepare and file with the SEC such amendments and
         supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Registration Period and to comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all the securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement; PROVIDED, HOWEVER, that (A) before filing a registration statement (including an initial filing) or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel (the "Holder Counsel") selected by the Holders of a majority of the Registrable Shares covered by such registration statement copies of all documents proposed to be filed at least seven days prior to their filing with the SEC, which documents will be subject to the review and comment of such counsel, and (B) the Company will notify each Holder of Registrable Shares covered by such registration statement of any stop order issued or threatened by the SEC, any other order suspending the use of any preliminary prospectus or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, and take all reasonable actions required to prevent the entry of such stop order, other order or suspension or to remove it if entered;

                  (ii) the Company shall furnish to the Holder Counsel, without charge, any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any registration statement;

                  (iii) furnish without charge to each Holder and each underwriter, if applicable, of Registrable Shares covered by such registration statement such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as each Holder of Registrable Shares covered by such registration statement may reasonably request in order to facilitate the disposition of the Registrable Shares by such Holder;

                  (iv) use its best efforts to register or qualify such Registrable Shares covered by such registration statement under the state securities or blue sky laws of such jurisdictions as each Holder of Registrable Shares covered by such registration statement and, if applicable, each underwriter, may reasonably request, and do any and all other acts and things which may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder, except that the Company shall not for any purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this

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         clause (iv), it would not be obligated to be so qualified (the Company shall promptly notify Holder Counsel and each Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Shares for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose);

                  (v) use its best efforts to cause such Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

                  (vi) if at any time an event shall have occurred as the result of which any prospectus relating to any Registrable Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, immediately give written notice thereof to each Holder and the managing underwriter or underwriters, if any, of such Registrable Shares and prepare and furnish to each such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (vii) either (A) list any portion of such Registrable Shares not already listed on any securities exchange on which similar securities of the Company are then listed, and enter into customary agreements including a listing application and indemnification agreement in customary form, or (B) maintain the inclusion for quotation on The Nasdaq SmallCap Market for the Registrable Shares and, at such time as the Company is able to satisfy the listing requirements on the Nasdaq National Market System and the Company's management reasonably believes the Company will be able to continue to comply with such requirements, use its best efforts to secure designation and quotation of all the Registrable Shares on the Nasdaq National Market System, and, without limiting the generality of the foregoing, use its best efforts to arrange for at least two market makers to register with the NASD as such with respect to the Registrable Shares, and provide a transfer agent and registrar for such Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

                  (viii) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as each Holder of Registrable Shares being sold or the underwriter or

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         underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including customary indemnification and opinions;

                  (ix) use its best efforts to obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holders of the Registrable Shares being sold or the underwriters retained by such Holders shall reasonably request, provided that this provision shall only apply with respect to an underwritten registration;

                  (x) make available for inspection by representatives of any Holder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all financial and other records pertinent corporate documents and properties of the Company and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by such Holders or any such representative, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (xi) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), if such document is not available to the public electronically via EDGAR, provide copies of such document to counsel to the Holders and to the managing underwriter(s), if any, and make the Company's representatives available for discussion of such document;

                  (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earning statement which shall satisfy the provisions of section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (xiii) not later than the effective date of the applicable registration statement, use its best efforts to provide a CUSIP number for any portion of such Registrable Shares not already included in a CUSIP number for similar securities of the Company, and provide the applicable transfer agents with printed certificates for the Registrable Shares which are in a form eligible for deposit with the Depository Trust Company;

                  (xiv) notify counsel for the Holders of Registrable Shares included in such registration statement and the managing underwriter or underwriters, if any, immediately and confirm the notice in writing,
         (A) when the registration

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         statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement or amendment to the prospectus shall have been filed, (B) of the receipt of any comments from the SEC and (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information;

                  (xv) in the event the Company and the Holders who hold at least two-thirds of the Registrable Shares mutually agree to an underwritten offering for one or more offerings of Registrable Shares under Section 4(a) hereof, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, but not limited to, customary indemnification and contribution obligations, with the underwriters (without limiting the generality of the foregoing, if the underwriters for marketing or other reasons request the inclusion in the registration statement of information which is not required under the Securities Act to be included in a registration statement on the applicable form for such registration, the Company nonetheless will provide such information as may be reasonably requested for inclusion by the underwriters in such registration statement);

                  (xvi) use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction and, if such an order or suspension is used, use its best efforts to obtain the withdrawal of such order or suspension at the earliest possible time;

                  (xvii) cooperate with each of the Holders and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Shares offered and sold pursuant to a registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, each of the Holders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or each of the Holders may request;

                  (xviii) cooperate with each seller of Registrable Shares and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD; and

                  (xix) take all other reasonable actions necessary or reasonably requested by an Holder to expedite and facilitate disposition by such Holder of Registrable Shares pursuant to a registration statement.

         (b) Each Holder of Registrable Shares hereby agrees that, upon receipt of any notice from the Company of the happening of any event of the type described in Section 5(a)(vi) hereof, such Holder shall forthwith discontinue disposition of such Registrable Shares covered by such registration statement or related prospectus until such Holder's receipt of the copies of the supplemental or amended prospectus contemplated by Section 5(a)(vi) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

         (c) Each Holder hereby agrees to provide the Company, upon receipt of its request, with such information about such Holder to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

         6. UNDERWRITTEN REGISTRATIONS. Notwithstanding anything in this Agreement to the contrary, the Company in its sole discretion shall determine whether a registration on Form S-3 pursuant to Section 4 hereof shall be by means of an underwritten offering. In the case of any underwritten offerings pursuant to Section 2 and Section 4 hereof, the managing underwriter(s) that will administer the offering shall be selected by the Company; PROVIDED, HOWEVER, that such managing underwriter(s) shall be reasonably satisfactory to the Holders of a majority of the Registrable Shares to be registered.

         7.  EXPENSES.

         (a) Subject to Section 7(b), the Company shall pay all fees, costs and expenses of all registrations pursuant to Section 2 and Section 4 hereof, including all SEC and stock exchange or NASD registration and filing fees and expenses, reasonable fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules of the NASD, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for Registrable Shares and prospectuses), messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national or other market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of the underwriters customarily paid by issuers or sellers of securities (including expenses relating to "road shows" and other marketing activities), the reasonable fees and expenses of special experts required to be retained by the Company in connection with such registration, the reasonable fees and expenses of other Persons required to be retained by the Company and the reasonable fees and expenses, not to exceed $10,000 per registration statement, of one counsel for the Holders (collectively, "Registration Expenses");

         (b) The Holders shall pay the following: (i) any underwriting or selling discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Shares by the Holders pursuant to this Agreement, and (ii) except as set forth in subsection 7(a) above, all fees, costs and expenses of counsel to the Holders pursuant to this Agreement in connection with any registration pursuant to this Agreement.

         8.  INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 4 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each of the Holders of any Registrable Shares covered by such registration statement, each Affiliate of such Holder (other than the Company) and their respective partners, members, Affiliates, directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which any Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) or expenses arise out of or are based upon any of the following (each, a "Violation") (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereof, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will promptly reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereof or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

         (b) INDEMNIFICATION BY THE HOLDERS AND THE UNDERWRITERS. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 4 hereof, each Holder of Registerable Shares included in the Securities as to which such registration is being effected will, and it hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each Affiliate of the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities under such registration statement and any controlling person of any such underwriter or other Holder (collectively, the "Company Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including amounts paid in any settlement effected with the Holder's prior written consent, which consent shall not be unreasonably withheld or delayed) to which any Company Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Company Indemnified Party is a party thereto) or expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs due to the Company's reliance upon and in conformity with written information furnished by such Holder to the Company under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto; and each such Holder will promptly reimburse such Company Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigation or defending any such loss, claim, liability, action or proceeding if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that each such Holder shall be severally, and not jointly, liable under any such indemnification; PROVIDED, FURTHER, that no such Holder shall be liable in any event for any indemnity claims in excess of the amount of the net proceeds received by such Holder from the sale of its Registrable Shares. The Company may further require, in connection with any underwritten registration effectuated in accordance with Section 2 or 4 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 8(b)) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information such underwriter furnished to the Company specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates (other than the Company), directors, officers or controlling Persons, and shall survive the transfer of such securities by such Holder.

         (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED,

HOWEVER, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 8, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the indemnified party shall have the right, at the sole cost and expense of the indemnifying party, to employ counsel to represent the indemnified party and its respective controlling persons, directors, officers, employees or agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against such indemnifying party under this Section 8 if (i) the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have promptly employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action or counsel, or (iii) any indemnified party shall have reasonably concluded that there may be defenses available to such indemnified party or its respective controlling persons, directors, officers, employees or agents which are in conflict with or in addition to those available to an indemnifying party; PROVIDED, FURTHER, that the indemnifying party shall not be obligated to pay for more than the expenses of one firm of separate counsel for the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to any indemnified party under Section 8(a) or 8(b) hereof or is insufficient to hold it harmless in respect of any loss, claim, damage or liability, or any action in respect of any loss, claim, damage or liability, or any action in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnified party and indemnifying party with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(d), no Holder of Registrable Shares shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any such Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this Section 8 (with appropriate modifications but subject to the same provisos set forth in Section 8(b) above) shall be given by the Company and each Holder of Registrable Shares with respect to any required registration or other qualification of securities under any federal or state law or regulation other than the Securities Act.

         (f) NON-EXCLUSIVITY. The obligations of the parties under this Section 8 shall be in addition to any liability which any party may otherwise have to any other party.

         9. RULE 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (c) furnish to each Holder so long as such Holder owns Registrable Shares, promptly upon request, (i) a written statement by the company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

         10. ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the Holders and their respective successors and permitted assigns. Except as provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement without the express consent of the other parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders shall also be for the benefit of and enforceable by any subsequent Holder, subject to the provisions contained herein. Any Holder may assign any of its rights or delegate any of its duties under this Agreement, in whole or in part, without any prior consent of the Company only to a Person (a "Designated Transferee") who is (a) an Affiliate, member or partner of a Holder, (b) a family member of or a trust for the benefit of an individual Holder, or (c) a transferee of at least 250,000 Registrable Shares (whether through purchase, share exchange, bequest or otherwise) and who agrees to be bound by the terms of this Agreement. Any purported assignment in violation of this Section 10 shall be void.

         11. RIGHT OF FIRST REFUSAL. The Company hereby grants to each Holder the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 12) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities. Each Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the Company shall provide each Holder with prompt written notice of this event and the other Holders may purchase the non-purchasing Holder's portion on a pro rata basis within ten (10) days from the date of such notice. This right of first refusal shall be subject to the following provisions:

         (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issued upon conversion of the warrants issued to CA on the date hereof; (ii) securities issued to investors and securities issuable upon exercise of the warrants issued to such investors in a private placement of the Company's Common Stock in an aggregate offering amount of up to $2.5 million that will close as of the date hereof, (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement existing on the date hereof or hereafter approved by the unanimous vote of the Board of Directors or Compensation Committee; (vi) securities issued in connection with obtaining bona fide lease financing, whether issued to a lessor or guarantor; (vii) securities issued in a public offering of Common Stock of the Company pursuant to a firm-commitment underwritten registration under the Securities Act with an aggregate offering price to the public of at least $10,000,000 and in which no single purchaser or group of affiliated purchasers acquire in such offering greater than ten percent (10%) of the shares sold in the offering or three (3%) of then outstanding equity securities of the Company; and (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

         (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have fifteen (15) days after any such notice is mailed or delivered to agree to purchase up to such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (c) In the event the Holders fail to exercise fully the right of first refusal within such fifteen (15) day period and after the expiration of the ten-day (10) period for the exercise of the over-allotment provisions of this
Section 12, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days to sell the New Securities respecting which the Holders' right of first refusal option set forth in this
Section 12 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to
Section 12(b). In the event the Company has not sold within such 90-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 12(b) above.

         (d) The right of first refusal granted under this Agreement shall expire on the earlier to occur of (i) two (2) years from the date of this Agreement or (ii) the date the Holders as a group hold less than 15% of the issued and outstanding capital stock of the Company.

         12. NOTICES. Any and all notices, designations, consents, offers, acceptances or any other communications shall be given in writing by either (a) personal delivery to and receipted for by the addressee or by (b) telecopy or registered or certified mail which shall be addressed, in the case of the Company, to: Centura Software Corporation, 975 Island Drive, Redwood Shores, California 94065, attention: Chief Financial Officer; in the case of Holders, to the address or addresses thereof appearing on the books of the Company or of the transfer agent and registrar for its Common Stock. All such notices and communications shall be deemed to have been duly given and effective: when delivered by hand, if personally delivered; two (2) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         13. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

         14. SPECIFIC PERFORMANCE. The Company acknowledges that the rights granted to the Holders in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by the Company could not be compensated for by damages. Accordingly, if the Company breaches its obligations under this Agreement, the Holders shall be entitled, in addition to any other remedies that they may have, to enforcement of this Agreement by a decree of specific performance requiring the Company to fulfill its obligations under this Agreement.

         15. SEVERABILITY. If any provision of this Agreement or any portion thereof is finally determined by a court of competent jurisdiction to be unlawful or unenforceable, such provision or portion thereof shall in no way affect any other provision of this Agreement, the application of any such provision and any other circumstances, and any portion of such invalidated provision that is not invalidated by such a determination shall remain in full force and effect.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

         17. DEFAULTS. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

         18. AMENDMENTS, WAIVERS. This Agreement may not be amended, modified or supplemented and no waivers of or consents to or departures from the provisions hereof may be given unless consented to in writing by the Company and the holders of two-thirds of the Registrable Shares; PROVIDED, HOWEVER, that no such amendment, supplement, modification or waiver shall deprive any Holder of any rights under Section 2 or 4 hereof without the consent of such Holder.

         19. CONSTRUCTION. The captions contained in this Agreement are for reference purposes only and shall not constitute a part of this Agreement. Unless the context requires otherwise, the use of the masculine shall include the feminine, and the use of the singular shall include the plural. The word "including" shall mean "including, but not limited to." The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

         20. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         21. ADDITIONAL ACTIONS. Each party (including transferees and assigns thereof) shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         22. ENTIRE AGREEMENT. This Agreement, together with the Note Purchase Agreement and Exchange Agreement, contains the entire agreement among the parties hereto with respect to the transaction contemplated herein and understandings among the parties relating to the subject matter hereof. Any and all previous agreements and understandings between or among the parties hereto regarding the subject matter hereof are, whether written or oral, superseded by this Agreement.

         23. GOVERNING LAW. This Agreement is made pursuant to and shall be construed in accordance with the laws of the State of California without regard to that state's conflicts of laws principles.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

                               NEWPORT ACQUISITION COMPANY NO. 2
                               LLC

                               By Crossroads Capital Partners, LLC, as managing Member


                               By             /S/JAMES A. SKELTON
                                  ----------------------------------------------

                               Name            JAMES A. SKELTON
                                    --------------------------------------------

                               Title               PRINCIPAL
                                     -------------------------------------------


                               CENTURA SOFTWARE CORPORATION



                                By                /S/JOHN BOWMAN
                                   ---------------------------------------------

                                Name                JOHN BOWMAN
                                     -------------------------------------------

                                Title         CHIEF FINANCIAL OFFICER
                                      ------------------------------------------